UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

DSG GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

312 – 2630 Croydon Drive, Surrey, British Columbia, Canada V3Z 6T3

(Address of principal executive offices)

(604) 575-3848

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement

On December 23, 2020, DSG Global, Inc. (“we” or the “Company”) entered into a redeemable stock purchase agreement (the “SPA”) with GHS Investments, LLC (“GHS”) for the purchase of shares of the Company’s Series F Preferred Stock (the “Series F Preferred”) at a price of one thousand dollars ($1,000) per share and a warrant to purchase shares of the Company’s common stock at $0.50 per share (the “Warrant”). The Warrants are not eligible for cashless exercise and my only be exercised in exchange for cash payment.

On the date of the SPA, GHS purchased 1,500 shares of Series F Preferred in exchange for one million five hundred thousand dollars ($1,500,000). Further, under the terms of the SPA, GHS agrees to purchase an additional 1,500 shares of Series F Preferred upon the filing by the Company of a registration statement with the Securities and Exchange Commission (the “Registration Statement”) registering the shares underlying the Series F Preferred and underlying the Warrants. At the Company’s request, GHS agrees to purchase an additional 1,000 shares of Series F Preferred every thirty (30) days (an “Additional Closing”) as long the Registration Statement remains effective and the Company’s average daily trading volume for the thirty (30) trading days prior an Additional Closing is at least $500,000 per day. The Company has the option to buy back any outstanding shares of Series F Preferred for six (6) months from the date of issuance. No shares of Series F Preferred shall be purchased under the SPA after the two (2) year anniversary of the date of the SPA.

The foregoing information is a summary of the SPA and the Warrant involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the SPA and the Warrant, which are attached as exhibits to this Current Report on Form 8-K. Readers should review the SPA and the Warrant for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Name
10.1	Stock Purchase Agreement between the Company and GHS dated December 23, 2020
10.2	Warrant Agreement dated December 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL, INC.

Date: December 31, 2020	By:	/s/ Robert Silzer
	Name:	Robert Silzer
	Title:	President, CEO, and Director